As filed with the Securities and Exchange Commission on May 21, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 18, 2010

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation.  On May 18, 2010, James R. Chambers, a director since 2001, notified the board of directors that he plans to resign from the board effective June 30, 2010.  Mr. Chambers also notified the board that he would resign as a member and chair of the nominating and governance committee and as a member of the compensation committee effective immediately.  Mr. Chambers’ resignation is in connection with his having accepted a position as President, Snacks & Confectionery, Kraft Foods North America following Kraft Foods’ recent acquisition of Cadbury plc, and is not the result of any disagreement with B&G Foods on any matter relating to B&G Foods’ operations, policies or practices.  Prior to joining Kraft Foods, Mr. Chambers held senior management positions with Cadbury since 2005, most recently as President, CEO North America and prior to that as President, Americas Confectionary.

The nominating and governance committee is in the process of reviewing candidates to fill the vacancy on the board that will be created by Mr. Chambers’ resignation.  In the interim, based upon the recommendation of the nominating and governance committee, the board of directors has appointed Alfred Poe to the nominating and governance committee and Stephen C. Sherrill to the compensation committee.  In addition, the board of directors has appointed Dennis M. Mullen, currently a member of the nominating and governance committee, as chair of that committee.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on May 18, 2010.  The matters voted upon and the results of the voting were as follows:

Proposal No. 1:  The stockholders elected seven directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Withheld	Broker Non-Votes
Robert C. Cantwell	27,466,067	587,811	13,649,276
James R. Chambers	27,645,623	408,255	13,649,276
Cynthia T. Jamison	27,616,257	437,621	13,649,276
Dennis M. Mullen	27,816,599	237,279	13,649,276
Alfred Poe	27,545,958	507,920	13,649,276
Steven C. Sherrill	27,650,862	403,016	13,649,276
David L. Wenner	27,573,444	480,434	13,649,276

Proposal No. 2: The stockholders approved a proposal to amend our amended and restated certificate of incorporation to (a) eliminate the 25 million authorized shares of Class B common stock, none of which are currently outstanding, (b) refer to the Class A common stock as “common stock,” and (c) make certain other conforming changes.

For	Against	Abstain	Broker Non-Votes
41,165,952	384,740	152,462	0

Proposal No. 3: The stockholders approved a proposal to amend our amended and restated certificate of incorporation to increase the number of authorized shares of Class A common stock from 100 million to 125 million.

For	Against	Abstain	Broker Non-Votes
40,211,128	1,341,755	150,271	0

Proposal No. 4:  The stockholders approved a proposal to to amend our 2008 Omnibus Incentive Compensation Plan to (a) increase the number of shares of common stock available for grant under the plan from 2,000,000 to 4,500,000 and (b) increase the number of shares of common stock that may be issued to any one participant in respect of performance-based awards in any fiscal year from 300,000 to 400,000.

For	Against	Abstain	Broker Non-Votes
15,892,088	11,991,360	170,430	13,649,276

Proposal No. 5:  The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011 (fiscal 2010).

For	Against	Abstain	Broker Non-Votes
41,134,126	449,634	119,394	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 21, 2010	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and Chief Financial Officer